Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

(Section 906 of the Sarbanes — Oxley Act of 2002)

In connection with the filing by TravelCenters of America LLC (the “Company”) of the Quarterly Report on Form 10-Q for the period ended June 30, 2013 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 6, 2013	/s/ Thomas M. O’Brien
Thomas M. O’Brien
President and Chief Executive Officer

/s/ Andrew J. Rebholz
Andrew J. Rebholz
Executive Vice President, Chief Financial Officer and Treasurer